AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SAN HOLDINGS, INC.
AND ITS WHOLLY OWNED SUBSIDIARY
ITIS ACQUISITION CORP.

AND

ITIS SERVICES, INC.

December 10, 2001

-i-

Exhibit A-Treatment of Certain ITIS Options
Exhibit B-1 - B-2 - Form of Letter of Transmittal
Exhibit C-1 - C-4 -Forms of Employment Agreement
Exhibit D - Significant Individuals
Exhibit E - Registration Rights Agreement
Exhibit F-1 - F-4 - Forms of Lock-Up Letter

-ii-

AGREEMENT AND PLAN OF MERGER

        Agreement entered into on December 10, 2001, by and among SAN Holding, Inc., a Colorado corporation (“SANZ”), ITIS Acquisition Corp., a Colorado corporation and a wholly-owned transitory subsidiary of SANZ (“Newco”), and ITIS Services, Inc., a Delaware corporation formerly known as ITIS Services, LLC (“ITIS”). SANZ, Newco, and ITIS are referred to collectively herein as the “Parties”.

        This Agreement contemplates a transaction in which SANZ will acquire all of the outstanding capital stock of ITIS for newly issued shares of SANZ common stock through a reverse subsidiary merger of Newco with and into ITIS in a tax-free reorganization pursuant to Code §368(a)(1)(A). ITIS Stockholders will receive capital stock in SANZ in exchange for their capital stock in ITIS. The Parties expect that the Merger will further certain of their business objectives including, without limitation, furthering the geographic and vertical market diversification of their currently-independent businesses and achieving certain economies of scale.

        1. Definitions.

        “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        “Certificate of Merger” has the meaning set forth in §2(c) below.

        “Closing” has the meaning set forth in §2(b) below.

        “Closing Date” has the meaning set forth in §2(b) below.

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Confidential Information” means any information not generally available to the public concerning the businesses and affairs of any party to this Agreement.

        “Common Share Exchange Ratio” has the meaning set forth in §2(e)(ii) below.

        “Delaware Act” means the General Corporation Law of the State of Delaware, as amended.

        “Dissenting Share” means any ITIS Share which any stockholder who or which has perfected his or its appraisal rights under the Delaware Act holds of record.

        “Effective Time” has the meaning set forth in §2(d)(i) below.

        “Environmental, Health and Safety Requirements” means any statute or regulation of any federal, state or local body having jurisdiction (including without limitation CERCLA and SWDA) that relates principally to the protection of the environment and/or the protection of public health as such health may be affected by the introduction of any substance into the environment.

        “Exchange Agent” means Computershare Investor Services, Inc., 10239 W. Alameda Pkwy, Suite Z-2, Lakewood, CO 80228.

        “GAAP” means United States generally accepted accounting principles as in effect from time to time.

        “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium); provided, however, that Intellectual Property does not include any such software or other property that is owned by third parties and that is generally available for license by the public (whether business or consumer).

        “IRS” means the Internal Revenue Service.

        “ITIS” has the meaning set forth in the preface above.

        “ITIS Disclosure Document” means the information statement delivered to the ITIS Stockholders in connection with the solicitation of such Stockholders’ consent to the Merger.

        “ITIS Disclosure Schedule” has the meaning set forth in §3 below.

        “ITIS Share” means any share of the outstanding capital stock of ITIS, including both common stock and preferred stock of any class or series.

        “ITIS Stockholder” means any Person who or which holds any ITIS Shares.

        “Knowledge” means actual knowledge after reasonable investigation.

        “Merger” has the meaning set forth in §2(a) below.

        “Merger Consideration Shares” means: a number of SANZ Shares equal to the number of SANZ Shares issued and outstanding immediately prior to the Closing, minus 100 shares.

        “Most Recent Quarter End” means September 30, 2001.

        “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        “Party” has the meaning set forth in the preface above.

        “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        “Registration Statement” means a document filed with the SEC pursuant to the Securities Act to permit the public sale of securities.

        “Replacement Options” has the meaning set forth in §3(d)(vi) below.

        “Requisite ITIS Stockholder Approval” means the affirmative vote of the number of ITIS Shares in favor of this Agreement and the Merger required under the Delaware Act for approval.

        “S Corporation” means ITIS, Inc., a Rhode Island corporation qualified under subchapter S of the Code, from which ITIS acquired certain assets and assumed certain liabilities as of January 1, 2000.

        “SANZ Disclosure Schedule” has the meaning set forth in §4 below.

        “SANZ Offshore Offering” has the meaning set forth in §4(b) of the SANZ Disclosure Schedule.

        “SANZ Share” means any share of the Common Stock, no par value per share, of SANZ.

        “SEC” means the Securities and Exchange Commission.

        “Securities Act” means the Securities Act of 1933, as amended.

        “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        “Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        “Surviving Corporation” has the meaning set forth in §2(a) below.

        2. Basic Transaction.

(a) The Merger. On and subject to the terms and conditions of this Agreement, Newco will merge with and into ITIS (the “Merger”") at the Effective Time. ITIS shall be the corporation surviving the Merger (the “Surviving Corporation”).

(b) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of SANZ in Castle Rock, Colorado, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”).

(c) Actions at the Closing. At the Closing, (i) ITIS will deliver to SANZ the various certificates, instruments, and documents referred to in §6(a) below, (ii) SANZ will deliver to ITIS the various certificates, instruments, and documents referred to in §6(b) below, (iii) Newco and ITIS will file with the Secretary of State of the State of Delaware a Certificate of Merger (the “Certificate of Merger”), and (iv) SANZ will deliver to the Exchange Agent in the manner provided below in this §2 the certificate evidencing SANZ Shares issued in the Merger.

(d) Effect of Merger.

(i) General. The Merger shall become effective at the time (the “Effective Time”) Newco and ITIS file the Certificate of Merger with the Secretary of State of the State of Delaware; provided, however, that for tax and accounting purposes the Merger shall be effective on and as of December 31, 2001. The Merger shall have the effect set forth in the Delaware Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Newco or ITIS in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) Certificate of Incorporation. The Certificate of Incorporation of ITIS in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

(iii) Bylaws. The Bylaws of ITIS in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

(iv) Directors and Officers. At and as of the Effective Time, the number of directors comprising the ITIS Board of Directors shall be reduced to three. As of the Effective Time, the IT IS Board of Directors shall consist of Fred T. Busk, III, Brendan T. Reilly and Hugh A. O’Reilly, each to serve until the next Annual Meeting of shareholders of the Surviving Corporation. The officers of ITIS in office at and as of the Effective Time will remain the officers of the Surviving Corporation (retaining their respective positions and terms of office).

(v) Conversion of ITIS Shares. At and as of the Effective Time, all of the ITIS Shares issued and outstanding as of immediately prior to the Effective Time (other than any Dissenting Shares) shall, in the aggregate, be converted into the right to receive the Merger Consideration Shares. The allocation of the Merger Consideration Shares among the holders of the ITIS Shares shall be in accordance with Section 2(e). At and as of the Effective Time, each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware Act. No ITIS Share shall be deemed to be outstanding or to have any rights other than those set forth above in this §2(d)(v) after the Effective Time.

(vi) ITIS Options. All ITIS stock options outstanding at the Effective Time shall, pursuant to clause (iv) of Section 11.4 of ITIS’ 2001 Equity Incentive Plan, be converted into options to acquire SANZ Shares (“Replacement Options”). The number of SANZ Shares for which each such Replacement Option shall be exercisable shall be determined by multiplying the number of ITIS Shares for which the applicable ITIS Option is exercisable (without taking into account any vesting requirements) by the Common Share Exchange Ratio, and the exercise price per share of each such Replacement Option shall be determined by dividing the exercise price of the applicable ITIS Option by the Common Share Exchange Ratio. Fractional shares resulting from this calculation shall be rounded up or down to the nearest whole share. Notwithstanding the foregoing, in the case of the ITIS Options held by the persons identified on Exhibit A, the number of SANZ Shares for which each such Replacement Option shall be exercisable and the exercise price of each such Replacement Option shall be as set forth on such Exhibit A.

(vii) Newco Shares. Each share of Newco capital stock issued and outstanding at and as of the Effective Time will be converted into one share of ITIS Common Stock, such that immediately following the Effective Time SANZ will own 100% of the then-outstanding shares of ITIS Common Stock.

(e) Allocation of Merger Consideration Shares.

(i) Of the Merger Consideration Shares, an aggregate of Seven Million One Hundred Sixty-Seven Thousand Eight Hundred Thirty-Two (7,167,832) Merger Consideration Shares (adjusted ratably for any stock split, reverse stock split, stock dividend or similar event occurring with respect to the SANZ Shares between November 28, 2001 and the Effective Time and for fractional shares as set forth below) shall be allocated to the holders of the ITIS Series A Preferred Stock pursuant to Article IV, Section (B)(1)(a)(i) of the ITIS Certificate of Incorporation, and at the Effective Time each share of ITIS Series A Preferred Stock will be converted into the right to receive 0.59440 SANZ Shares (adjusted ratably upon the occurrence of any of the foregoing events). If this calculation results in a fractional share, the fraction shall be rounded up and one full SANZ Share shall be issued.

(ii) The remainder of the Merger Consideration Shares shall be allocated to the holders of the ITIS Common Stock pursuant to Article IV, Section (B)(1)(a)(ii) of the ITIS Certificate of Incorporation, and at the Effective Time each share of ITIS Common Stock will be converted into a number of SANZ Shares equal to (x) the total Merger Consideration Shares less the shares allocated to the ITIS Series A Preferred Stock, divided by (y) the number of shares of ITIS Common Stock issued and outstanding as of immediately prior to the Effective Time (the “Common Share Exchange Ratio”). If this calculation results in a fractional share, the fraction shall be rounded up and one full SANZ Share shall be issued. For clarification, if the number of SANZ Shares and the number of shares of ITIS Common Stock as of immediately before the Effective Time are each equal to the number of such shares outstanding as of the date hereof, the Common Share Exchange Ratio will be 0.23918 SANZ Shares per share of ITIS Common Stock.

(f) Procedure for Payment.

(i) Immediately after the Effective Time, (A) SANZ will furnish to the Exchange Agent a jumbo stock certificate representing the aggregate number of SANZ Shares issuable in exchange for outstanding ITIS Shares (other than any Dissenting Shares) and (B) the Exchange Agent will mail a letter of transmittal (with instructions for its use) in the form attached hereto as Exhibit B – 1 (with respect to Common Shares) or B-2 (with respect to Preferred Shares) to each record holder of outstanding ITIS Shares for the holder to use in surrendering the certificates which represented his or its ITIS Shares in exchange for a certificate representing the number of SANZ Shares to which he or it is entitled.

(ii) SANZ will not pay any dividend or make any distribution on SANZ Shares (with a record date at or after the Effective Time) to any record holder of outstanding ITIS Shares until the holder surrenders for exchange his or its certificates which represented ITIS Shares. SANZ instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. SANZ may cause the Exchange Agent to pay over to SANZ any net earnings with respect to the investments, and SANZ will replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding ITIS Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

(iii) SANZ may cause the Exchange Agent to return any SANZ Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding ITIS Shares shall be entitled to look solely to SANZ (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to SANZ Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

(g) Closing of Transfer Records. After the close of business on the Closing Date, transfers of ITIS Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

        3. Representations and Warranties of ITIS. ITIS represents and warrants to SANZ that the statements contained in this §3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the “ITIS Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §3.

(a) Organization, Qualification, and Corporate Power. ITIS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. ITIS is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so authorized would not have a material adverse effect on the financial condition, properties or business of ITIS. ITIS has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. ITIS has no subsidiaries.

(b) Capitalization. The entire authorized capital stock of ITIS consists of 105,000,000 Common Shares, par value $.001 per share, and 40,000,000 Preferred Shares, of which (i) 47,008,590 Common Shares are issued and outstanding, and (ii) 12,058,840 Preferred Shares are designated as Series A Preferred Shares, all of which are issued and outstanding. No ITIS Shares of any class or series are held in treasury. All of the issued and outstanding ITIS Shares have been duly authorized and are validly issued, fully paid, and nonassessable. Excepting only the ITIS Options disclosed on the ITIS Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require ITIS to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to ITIS.

(c) Authorization of Transaction. ITIS has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that ITIS cannot consummate the Merger unless and until it receives the Requisite ITIS Stockholder Approval. Subject only to the proviso in the immediately preceding sentence, this Agreement constitutes the valid and legally binding obligation of ITIS, enforceable in accordance with its terms and conditions.

(d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which ITIS is subject or any provision of the charter or bylaws of ITIS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which ITIS is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of ITIS or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than as may be required under the provisions of the Delaware Act, the Securities Exchange Act, the Securities Act, and the state securities laws, ITIS is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(e) Title to Assets. ITIS has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(f) Financial Statements. ITIS has previously delivered to SANZ the following financial statements (collectively the “Financial Statements”): (i) audited balance sheet and statements of income, changes in owners’ equity, and cash flow as of and for the fiscal year ended December 31, 2000 (the “Most Recent Fiscal Year End””) for ITIS; (ii) unaudited balance sheet and statement of income (the “Most Recent Financial Statements”) as of and for the nine months ended September 30, 2001 (the “Most Recent Quarter End”); and unaudited balance sheet and statements of income, changes in owners’ equity and cash flow for the year ended December 31, 1999 for the S Corporation. The Financial Statements (including the notes thereto, where applicable) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of ITIS and the S Corporation, respectively, as of such dates and the results of operations of ITIS and the S Corporation, respectively, for such periods, are correct and complete, and are consistent with the books and records of ITIS and the S Corporation, respectively, (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and both the Most Recent Financial Statements and the financial statements of the S Corporation lack footnotes and other presentation items.

(g) Events Subsequent to Most Recent Quarter End. Since the Most Recent Quarter End, there has not been any material adverse change in the financial condition, properties or business of ITIS.

(h) Undisclosed Liabilities. ITIS has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(i) Legal Compliance. ITIS, the S Corporation and their respective Affiliates (to the extent affecting ITIS) have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

(j) Tax Matters.

(i) ITIS has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by ITIS (whether or not shown on any Tax Return) have been paid. ITIS currently is not a beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where ITIS does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of ITIS that arose in connection with any failure (or alleged failure) to pay any Tax.

(ii) ITIS has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(iii) ITIS has no reason to expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of ITIS either claimed or raised by any authority in writing or of which ITIS has Knowledge based upon personal contact with any agent of such authority. §3(j) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed by ITIS with respect for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. ITIS has delivered to SANZ correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by ITIS.

(iv) ITIS has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v) The unpaid Taxes of ITIS (A) did not, as of the Most Recent Quarter End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ITIS in filing its Tax Returns.

(vi) ITIS has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code §6662. ITIS is not a party to any Tax allocation or sharing agreement. ITIS (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was ITIS) or (B) has no Liability for the Taxes of any Person (other than of ITIS) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(k) Real Property.

(i) ITIS owns no real property.

(ii) §3(k)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to ITIS. ITIS has delivered to SANZ correct and complete copies of the leases and subleases listed in §3(k)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in §3(k)(ii) of the Disclosure Schedule:

(A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

(B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(D) no party to the lease or sublease has repudiated any provision thereof;

(E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are, to the knowledge of ITIS, true and correct with respect to the underlying lease;

(G) ITIS has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operations conducted by ITIS and have been operated and maintained by ITIS (to the extent ITIS is responsible for such maintenance) in accordance with applicable laws, rules, and regulations;

(I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of ITIS’ current business at said facilities.

(l) Intellectual Property.

(i) ITIS owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its businesses as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by ITIS immediately prior to the Closing hereunder (which are listed in §3(l)(I) of the Disclosure Schedule) will be owned or available for use by SANZ or the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. ITIS has taken all commercially reasonable prudent action to maintain and protect each item of Intellectual Property that it owns or uses.

(ii) ITIS has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and ITIS has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of ITIS must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of ITIS, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of ITIS.

(iii) No patent or registration has been issued to ITIS with respect to any of its Intellectual Property. No patent application or application for registration has been made with respect to any of ITIS’s Intellectual Property. §3(l)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by ITIS in connection with any of its businesses.

(m)	Tangible Assets. ITIS owns or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

(n)	Inventory. The inventory of ITIS consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ITIS.

(o) Contracts. §3(o) of the Disclosure Schedule lists the following contracts and other agreements to which any of ITIS is a party:

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to ITIS, or involve consideration in excess of $10,000;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v) any agreement concerning confidentiality or noncompetition;

(vi) any agreement involving any of ITIS Stockholders and their Affiliates (other than ITIS);

(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $75,000 or providing severance benefits, excepting agreements that may be terminated by ITIS at will and without payment of any amounts other than compensation and benefits accrued through the date of termination or any other amounts required by law.

(x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of ITIS; or

(xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

ITIS has delivered or made available to SANZ a correct and complete copy of each written agreement listed in §3(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in §3(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

(p)	Notes and Accounts Receivable. Set forth in §3(p) of the ITIS Disclosure Schedule is a complete and accurate list of all ITIS accounts receivable as of the date of the Most Recent Quarter End, together with an accurate aging of these accounts. All accounts receivable of ITIS as of the date of this Agreement, including those reflected on the Balance Sheet at the Most Recent Quarter End, and not yet collected, represent valid obligations of ITIS customers arising from bona fide transactions, and ITIS has no notice of any impairment or defenses to the collectibility thereof.

(q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of ITIS.

(r)	Insurance. §3(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which ITIS has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(iii) the policy number and the period of coverage;

(iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) ITIS is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. ITIS has been covered since January 1, 2000 by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. §3(r) of the Disclosure Schedule describes any self-insurance arrangements affecting ITIS.

(s)	Litigation. §3(s) of the Disclosure Schedule sets forth each instance in which ITIS (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in §3(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of ITIS. ITIS has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against ITIS.

(t)	Product Warranty. Each product manufactured, sold, leased, or delivered by ITIS has been in conformity with all applicable contractual commitments and all express and implied warranties, and ITIS has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of ITIS. No product manufactured, sold, leased, or delivered by ITIS is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. §3(t) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of ITIS (containing applicable guaranty, warranty, and indemnity provisions).

(u)	Product Liability. ITIS has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of ITIS.

(v)	Employees. To the Knowledge of ITIS, no executive, key employee, or group of employees has any plans to terminate employment with ITIS. ITIS is not a party to or bound by any collective bargaining agreement, nor has ITIS experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes.

(w) Employee Benefits.

(i) §3(x) of the Disclosure Schedule lists each Employee Benefit Plan ITIS maintains, to which ITIS contributes or has any obligation to contribute, or with respect to which ITIS has any Liability or potential Liability.

(ii) Neither ITIS, nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA §4201) under or with respect to any Multiemployer Plan.

(x) Environmental, Health, and Safety Matters.

(i) ITIS has complied and is in compliance with all Environmental, Health, and Safety Requirements.

(ii) ITIS has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

(iii) To the knowledge of ITIS, none of the following exists at any property or facility owned or operated by ITIS: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

(iv) Neither ITIS, nor its Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance), in a manner that has given or would give rise to liabilities (including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees) pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Solid Waste Disposal Act, as amended (“SWDA”) or any other Environmental, Health, and Safety Requirements.

(y)	Certain Business Relationships With ITIS. None of ITIS Stockholders and their Affiliates has been involved in any business arrangement or relationship with ITIS within the past 12 months, and none of ITIS Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of ITIS.

(z)	Disclosure. The representations and warranties contained in this §3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this §3 not misleading.

(aa)	Investment. ITIS understands that SANZ Shares have not been, and as of the Effective Time will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. To ITIS’ Knowledge, each ITIS Stockholder is (i) acquiring SANZ Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (ii) either alone or with his or her investor representative, is a sophisticated investor with knowledge and experience in business and financial matters, and (iii) is able to bear the economic risk and lack of liquidity inherent in holding SANZ Shares. As of the time that ITIS Stockholder Approval is solicited, each ITIS Stockholder shall have received certain information concerning SANZ and shall have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding SANZ Shares. Not more than 35 of the ITIS Stockholders are not Accredited Investors, as that term is defined in Regulation D promulgated under the Securities Act.

(bb) Brokers’ Fees. ITIS has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(cc)	ITIS Disclosure Documents. The ITIS Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that ITIS makes no representation or warranty with respect to any information (i) that SANZ has supplied or will supply specifically for use in the ITIS Disclosure Documents, (ii) regarding SANZ or its directors, officers or Affiliates that is obtained from any document filed by SANZ with the SEC, or (iii) regarding SANZ or its directors, officers or Affiliates that was included in a draft of such Disclosure Document provided to SANZ for review and to which SANZ does not object following reasonable opportunity for review.

4. Representations and Warranties of SANZ. SANZ represents and warrants to ITIS that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in the SANZ Disclosure Schedule. The SANZ Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this §4.

(a)	Organization, Qualification and Corporate Power. Each of SANZ and its subsidiaries is duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each of SANZ and its subsidiaries is duly qualified or licensed to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or businesses of SANZ and its subsidiaries taken as a whole. Each of SANZ and its subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b)	Capitalization. The entire authorized capital stock of SANZ consists of 10,000,000 shares of Preferred Stock and 75,000,000 SANZ Shares, of which no shares of Preferred stock and 18,411,362 SANZ Shares are issued and outstanding and none are held in treasury. Excepting only the SANZ Offshore Offering and the options and warrants disclosed on the SANZ Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require SANZ to issue, sell, or otherwise cause to become outstanding any of its capital stock. All of the SANZ Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable and the issuance thereof is not subject to any preemptive right.

(c)	Subsidiaries. SANZ’s only Subsidiaries are Storage Area Networks, Inc., a Colorado corporation, and Newco. SANZ owns all the issued and outstanding equity securities of each such Subsidiary. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any Subsidiary of SANZ to issue, sell, or otherwise cause to become outstanding any additional shares of the capital stock of such Subsidiary.

(d)	Authorization of Transaction. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of SANZ and the SANZ Board of Directors. SANZ has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and legally binding obligation of SANZ, enforceable in accordance with its terms and conditions

(e)	Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SANZ or its Subsidiaries are subject or any provision of the charter or bylaws of SANZ or its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of SANZ or its Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (or result in the imposition of any Security Interest upon any of its assets), except as disclosed in §4(e) of the SANZ Disclosure Schedule where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Security Interest would not have a material adverse effect on the financial condition of SANZ and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Colorado Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, SANZ does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

(f)	Reports; Accuracy of Information. SANZ previously has furnished to ITIS true and complete copies of each report (each as amended) filed by SANZ with the SEC subsequent to December 31, 2000, (collectively the “SANZ SEC Reports”). Each of the balance sheets included in the SANZ SEC Reports (including any related notes and schedules) fairly presents the consolidated financial position of SANZ as of its date, and the other financial statements included in the SANZ SEC Reports (including any related notes and schedules), fairly present the consolidated results of operations or other information included therein of SANZ for the periods or as of the dates therein set forth, and, with respect to the unaudited financial statements, all adjustments necessary for a fair presentation of results for such periods have been made. The financial statements (including the notes and schedules thereto) included in the SANZ SEC Reports have been prepared in accordance with GAAP consistently applied, except and unless otherwise stated therein, and subject to year end adjustments in the case of unaudited statements. None of the SANZ SEC Reports contained, as of its date, any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Material Adverse Changes. Except as described in the SANZ SEC Reports, since September 30, 2001, there has not been any material adverse change in the financial condition, properties or business of SANZ taken as a whole.

(h)	Undisclosed Liabilities. Since September 30, 2001, except as disclosed in SANZ’s SEC Reports or listed in §4(h) of the SANZ Disclosure Schedule, SANZ has not incurred any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, other than in the Ordinary Course of Business.

(i)	Legal Proceedings. Except for matters, if any, referred to in the SANZ SEC Reports or listed in §4(i) of the SANZ Disclosure Schedule: (i) no material investigation or review by any governmental entity with respect to SANZ is pending or, to SANZ’s knowledge, threatened, nor has any governmental entity indicated to SANZ an intention to conduct the same, and (ii) there is no action, suit or proceeding pending or, to SANZ’ knowledge, threatened against or affecting SANZ at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either singly or in the aggregate is likely to result in any material adverse change in the financial condition, properties or businesses of SANZ taken as a whole.

(j)	Brokers’ Fees. SANZ has agreed to pay a finder’s fee in the amount of $75,000.00 to Bathgate McColley Capital Group LLC in connection with this transaction. SANZ does not have any liability or obligation to pay any fees or commissions to any other broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(k) Continuity of Business Enterprise. It is the present intention of SANZ to continue at least one significant historic business line of ITIS, or to use at least a significant portion of ITIS’ historic business assets in a business, in each case within the meaning of Reg. §1.368-1(d).

5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

(a)	General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §6 below).

(b)	Notices and Consents. Each of the Parties will give any notices (and SANZ will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that the other party reasonably may request in connection with the matters referred to in §3(d) and §4(f) above.

(c)	Regulatory Matters and Approvals. Each of the Parties will (and SANZ will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(d) and §4(f) above. Without limiting the generality of the foregoing:

(i) Securities Act, Securities Exchange Act, and State Securities Laws. SANZ will take all actions that may be necessary under federal and state securities laws in connection with the offering and issuance, without registration, of SANZ Shares.

(ii) Delaware Act. ITIS will solicit the written consent of its stockholders as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware Act. ITIS will deliver the Disclosure Document to its stockholders as soon as practicable following execution of this Agreement. The Disclosure Document will contain the affirmative recommendation of the board of directors of ITIS in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of ITIS shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

(d)	Operation of Business. The Parties will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, neither the Parties or their Subsidiaries will, without the prior written consent of the other Party:

(i) authorize or effect any change in its charter or bylaws;

(ii) grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except (A) upon the conversion or exercise of options, warrants, and other rights currently outstanding or (B) in connection with the SANZ Offshore Offering on terms substantially consistent with those set forth in Section 4(b) of the SANZ Disclosure Schedule);

(iii) declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

(iv) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

(v) impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

(vi) make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

(vii) make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; or

(viii) commit to any of the foregoing.

(e)	Full Access. Each Party will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access at all reasonable times, and in a manner so as not to interfere with normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the other Party. Each Party will treat and hold as such any Confidential Information it receives from or about the other in the course of the reviews contemplated by this §5(e) in accordance with the Mutual Non-Disclosure Agreement between the Parties dated July 25, 2001, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession.

(f)	Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in §3 and §4 above. No disclosure by any Party pursuant to this §5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g)	Exclusivity. ITIS will not (and will not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of ITIS and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that ITIS, and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. ITIS shall notify SANZ immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(h) Insurance and Indemnification.

(i) SANZ will provide each individual who served as a director or officer of ITIS at any time prior to the Effective Time with liability insurance for a period of 48 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect for ITIS’ directors and officers immediately prior to the Effective Time; provided, however, that SANZ may reduce the coverage and amount of liability insurance to the extent the cost of liability insurance having the full coverage and amount would exceed $25,000 per annum.

(ii) The Surviving Corporation in the Merger will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of ITIS for the benefit of any individual who served as a director or officer of ITIS at any time prior to the Effective Time. SANZ hereby agrees to guaranty all obligations imposed on the Surviving Corporation pursuant to such indemnification provisions and this §5(h)(ii).

(i)	Employment Agreements. ITIS shall obtain and deliver to SANZ, within two business days following the execution of this Agreement, Employment Agreements in the form of Exhibit C, executed by the individuals identified on Exhibit D.

(j) Post-Closing Registration.

(i) SANZ will file a resale registration statement (the “Registration Statement”) with respect to all SANZ Shares issued in the Merger in accordance with the Registration Rights Agreement attached hereto as Exhibit E.

(ii) SANZ will include the shares underlying the Replacement Options in a Registration Statement on Form S-8 filed with the SEC on or before January 31, 2002.

(k)	Board of Directors. Prior to the Effective Time, SANZ will take appropriate action to enlarge its Board of Directors to a total of seven persons. At the Closing, the Board of Directors of SANZ will elect Fred T. Busk, III and Brendan T. Reilly to fill the vacancies caused by such enlargement of the Board, with each such person to serve until the next annual meeting of SANZ or his earlier resignation. In addition, at the Closing, the Board of Directors of SANZ would elect Gary Holloway as a member of an advisory board to SANZ, with all rights (until at least the next annual meeting of SANZ or Mr. Holloway’s earlier resignation) to receive notices of meetings of the Board of Directors, to receive materials furnished to Directors generally, and to attend and participate at meetings of the Board of Directors, but without the right to vote at such meetings. Further, within a reasonable period following the Closing the Board of Directors of SANZ will consider in good faith the candidacy of Mr. Holloway for one of the two remaining vacancies caused by the foregoing enlargement of the Board. Notwithstanding Section 8(i), this Section may not be amended or waived with respect to the election of Gary Holloway to an advisory board or the consideration of his candidacy as a Director of SANZ without the prior written consent of the holders of a majority of the issued and outstanding shares of ITIS Series A Preferred Stock.

6. Conditions to Obligation to Close.

(a) Conditions to Obligation of SANZ. The obligation of SANZ to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite ITIS Stockholder Approval and the number of Dissenting Shares as of the Closing Date shall not exceed 2% of the number of outstanding ITIS Shares;

(ii) ITIS shall have procured all of the third party consents specified in §5(b) above with respect to ITIS;

(iii) the representations and warranties set forth in §3 above shall be true and correct in all material respects at and as of the Closing Date;

(iv) ITIS shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the assets and to operate the former businesses of ITIS (and no such injunction, judgment, order, decree, ruling, or charge to any of the foregoing effects shall be in effect);

(vi) ITIS shall have delivered to SANZ a certificate to the effect that each of the conditions specified above in §6(a)(i)-(v) is satisfied in all respects;

(vii) SANZ shall have reasonable ground to believe that the SANZ Shares may be issued without registration under the Securities Act;

(viii) SANZ shall have received from counsel to ITIS an opinion in form and substance covering such matters usual and customary in such transactions, and reasonably satisfactory to SANZ, addressed to SANZ, and Dated as of the Closing Date;

(ix) SANZ shall have received Employment Agreements, in the form attached as Exhibit C, executed by each of the individuals identified on Exhibit D;

(x) SANZ shall have received from each of Messrs. Fred Busk, Hugh O’Reilly, Brendan Reilly and F. William Tilt a Lock-up Agreement in the form attached as Exhibits F-1 though F-4 respectively; and

(xi) all actions to be taken by ITIS in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to SANZ in its reasonable determination, provided that any instrument attached as an exhibit hereto shall be deemed to be satisfactory if executed in the form attached.

SANZ may waive any condition specified in this §6(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of ITIS. The obligation of ITIS to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have been approved by the SANZ board of directors;

(ii) SANZ and its Subsidiaries shall have procured all of the third party consents specified in §5(b) above with respect to SANZ;

(iii) the representations and warranties set forth in §4 above shall be true and correct in all material respects at and as of the Closing Date;

(iv) SANZ shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the assets and to operate the former businesses of ITIS (and no such injunction, judgment, order, decree, ruling, or charge to any of the foregoing effects shall be in effect);

(vi) SANZ shall have delivered to ITIS a certificate to the effect that each of the conditions specified above in §6(b)(i)-(vi) is satisfied in all respects;

(vii) this Agreement and the Merger shall have received the Requisite ITIS Stockholder Approval;

(viii) ITIS shall have received from its counsel an opinion to the effect that the Merger will constitute a tax-free reorganization pursuant to Code §368(a)(2)(E);

(ix) ITIS shall have received from counsel to SANZ an opinion in form and substance covering such matters usual and customary in such transactions, and reasonably satisfactory to ITIS, addressed to ITIS, and dated as of the Closing Date; and

(x) all actions to be taken by SANZ in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to ITIS in its reasonable determination, provided that any instrument attached as an exhibit hereto shall be deemed to be satisfactory if executed in the form attached.

ITIS may waive any condition specified in this §6(b) if it executes a writing so stating at or prior to the Closing.

7. Termination.

(a)	Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after ITIS stockholder approval) as provided below:

(i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(ii) SANZ may terminate this Agreement by giving written notice to ITIS at any time prior to the Effective Time (A) in the event ITIS has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, SANZ has notified ITIS of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2001, by reason of the failure of any condition precedent under §6(a) hereof (unless the failure results primarily from SANZ breaching any representation, warranty, or covenant contained in this Agreement);

(iii) ITIS may terminate this Agreement by giving written notice to SANZ at any time prior to the Effective Time (A) in the event SANZ has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, ITIS has notified SANZ of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2001, by reason of the failure of any condition precedent under §6(b) hereof (unless the failure results primarily from ITIS breaching any representation, warranty, or covenant contained in this Agreement);

(iv) any Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Effective Time in the event the opinion of Wedbush Morgan Incorporated, as to the fairness of the Merger to SANZ Stockholders from a financial point of view, is withdrawn despite SANZ reasonable best efforts to prevent such withdrawal; or

(v) any Party may terminate this Agreement by giving written notice to the other Party at any time if this Agreement and the Merger fail to receive the Requisite ITIS Stockholder Approval on or before December 31, 2001, despite ITIS reasonable best efforts to effect such approval.

(b)	Effect of Termination. If any Party terminates this Agreement pursuant to §7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in §5(g) above shall survive any such termination.

8. Miscellaneous.

(a)	Survival. None of the representations, warranties, and covenants of the Parties other than the provisions in §2 above concerning issuance of SANZ Shares, the representations and warranties of ITIS set forth in §3(a)-(d), the representations and warranties of SANZ set forth in §4(a)-(f), the provisions in §5(j) above concerning insurance and indemnification, and the provisions of §5(k) concerning registration, will survive the Effective Time.

(b)	Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that SANZ may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case SANZ will use its reasonable best efforts to advise ITIS and seek its comments prior to making the disclosure).

(c)	No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in §2 above concerning issuance of SANZ Shares and Replacement Options and the provisions of §5(k) concerning registration of the SANZ Shares are intended for the benefit of ITIS Stockholders and optionholders, respectively, and (ii) the provisions in §5(j) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

(d)	Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)	Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f)	Counterparts; Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement, and any certificate or other document to be delivered hereunder, may be executed and delivered by facsimile, and facsimile delivery of a signature page of this Agreement or any such certificate or other document shall constitute delivery of the applicable document in its entirety.

(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)	Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if: (a) sent by recognized overnight delivery service (and then one business day after dispatch), or (b) sent by registered or certified mail, return receipt requested, postage prepaid (and then four business days after dispatch), and addressed to the intended recipient as set forth below:

         If to ITIS:  Fred Busk, CEO
                      Hugh A. O'Reilly, Esq., Sr. Vice President
                      ITIS Services Inc.
                      50 Day Street
                      South Norwalk, CT 06854
                      Phone:  (203) 838-9888
                      Fax:  (203) 838-1070

         Copy to:     Alexander S. Glovsky, Esq.
                      Nutter, McClennen & Fish, LLP
                      One International Place
                      Boston, MA 02110
                      Phone:  (617) 439-2618
                      Fax:  (617) 310-9618

         If to SANZ:  John Jenkins, CEO
                      Holly J. Burlage, CFO
                      SAN Holdings, Inc.
                      900 W. Castleton Road, Suite 100
                      Castle Rock, CO  80104
                      Phone: (303) 660-3933
                      Fax:  (303) 814-0693

         Copy to:     Donna A. Key, Esq.
                      Key Law Firm, PC
                      The Chancery, Suite 1000
                      1120 Lincoln Street
                      Denver, CO 80203
                      Phone: (303) 864-9000
                      Fax: (303) 860-0311
Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, overnight delivery, courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i)	Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

(j)	Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)	Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(m)	Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word “including” shall mean including without limitation.

(n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                                                                                                       SAN HOLDINGS, INC.

                                                                                                                       By:  /s/ John Jenkins
                                                                                                                               John Jenkins, President and CEO

                                                                                                                       ITIS ACQUISITION CORP.

                                                                                                                       By:  /s/ John Jenkins
                                                                                                                               John Jenkins, President and CEO

                                                                                                                       ITIS SERVICES CORP.

                                                                                                                       By:  /s/ Fred T. Busk, III
                                                                                                                               Fred T. Busk, III, President and CEO

Exhibit A to Agreement and Plan of Merger
Dated December 10, 2001

EXHIBIT A

Treatment of Certain ITIS Options

Fred T. Busk

Of the Replacement Options issued to Fred T. Busk, (a) 150,000 of such Replacement Options ,will have an exercise price calculated by dividing the current price of $.08 per ITIS share by the Common Share Exchange Ratio, but no less than $.32 per SANZ Share, and (b) the remainder of such Replacement Options will have an exercise price of $.625 per SANZ Share. The number of Replacement Options described in clause (b) above will be computed to cause the in-the-money value of such Replacement Options to remain as it would have been in the absence of the increase in the exercise price from the unadjusted price per SANZ Share to $.625 per share (but without taking into account any initial increase from the unadjusted exercise price to $.32), as follows:

Final number of Replacement Options
having an exercise price of $.625      =   unadjusted number of options * ($.90-unadjusted price)
                                                                                     ($.90-$.625)

Hugh A. O’Reilly

Of the Replacement Options issued to Hugh A. O’Reilly on account of his ITIS Options with an exercise price of $.08 per share, (a) 200,000 of such Replacement Options will have an exercise price calculated by dividing the current price of $.08 by the Common Share Exchange Ratio, but no less than $.32 per SANZ Share, and (b) the remainder of such Replacement Options will have an exercise price of $.625 per SANZ Share. The number of Replacement Options described in clause (b) shall be computed to cause the in-the-money value of such Replacement Options to remain as it would have been in the absence of the increase in the exercise price from the unadjusted price per SANZ Share to $.625 per share (but not for any initial increase from the unadjusted exercise price to $.32), as follows:

Final number of Replacement Options
having an exercise price of $.625      =   unadjusted number of options * ($.90-unadjusted price)
                                                                                     ($.90-$.625)

A-1

Exhibit B-1 to Agreement and Plan of Merger
Dated December 10, 2001

LETTER OF TRANSMITTAL

For Surrender of Certificates Formerly Representing Shares of
ITIS SERVICES, INC.

--------------------------------------------------------------------------------
                     DESCRIPTION OF SHARES SURRENDERED

--------------------------------------------------------------------------------

     NAME AND ADDRESS OF      Certificate             Number of
     REGISTERED OWNER(S)        Number                  Shares
  (Please fill in if blank) ----------------------------------------------------
----------------------------

                                              ----------------------------------

                             Total Shares:

--------------------------------------------------------------------------------

ENCLOSE CERTIFICATE(S) WHICH FORMERLY REPRESENTED SHARES OF
ITIS SERVICES, INC. WITH THIS LETTER OF TRANSMITTAL

PLEASE READ CAREFULLY THE INSTRUCTIONS
CONTAINED IN THIS LETTER OF TRANSMITTAL

Pursuant to the Agreement and Plan of Merger dated as of December 10, 2001.
among

SAN HOLDINGS, INC.
and
ITIS SERVICES, INC.
and
ITIS ACQUISITION CORP.

___________________________________________________________

The Exchange Agent
COMPUTERSHARE TRUST COMPANY, INC.
By mail or overnight courier:

Computershare Trust Company, Inc.
12039-Z2 West Alameda Parkway
Lakewood, Colorado 80228

___________________________________________________________

The instructions contained in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Computershare Trust Company, Inc.:

        The undersigned hereby surrenders to Computershare Trust Company, Inc., acting in its capacity as Exchange Agent, the above-described certificate(s) which formerly represented shares of ITIS Services, Inc. Series A Preferred Stock (“ITIS Shares”) for the purpose of receiving certificate(s) for whole common shares of SAN Holdings, Inc., no par value (“SAN Holdings Common Shares”) at a rate of 0.594405 of a SAN Holdings Common Share for each ITIS Preferred Share and 0.241305 of a SAN Holdings Common Share for each ITIS Common Share in accordance with and pursuant to the terms of the Agreement and Plan of Merger (the “Agreement”), dated as of December 10, 2001, among SAN Holdings, Inc. (“SAN Holdings”), ITIS Services, Inc. (“ITIS”) and ITIS Acquisition Corp., a copy of which has been received by the undersigned.

        The name and address of the registered owner(s) of the ITIS Shares are printed above as they appear on the certificate(s) representing ITIS Shares surrendered hereby. The certificate(s) and the number of ITIS Shares that the undersigned is hereby surrendering are indicated in the appropriate box.

        The undersigned represents that he or she has full power and authority to surrender the ITIS Shares and the certificate(s) representing the ITIS Shares free and clear of all liens, claims and encumbrances. The undersigned will, upon request, execute any additional documents necessary to complete the surrender of the ITIS Shares. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of, the undersigned.

        Please mail a new certificate representing the number of whole SAN Holdings Shares, for the surrendered certificate(s) formerly representing the ITIS Shares to the address specified above unless otherwise indicated under “Special Transfer Instructions” or “Special Delivery Instruction”.

  SPECIAL TRANSFER INSTRUCTION               SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the COMPANY NAME    To be completed ONLY if the COMPANY
Common Share certificate are to be issued   NAME Common Share certificate to be
in the name of someone other than the       issued in the name of the undersigned
registered holder of the certificate(s)     are to be sent to someone other than
surrendered. (See Instruction VI.)          the undersigned or to an address other
                                            than that shown above.

Issue the check to:                         Mail the check to:

Name:  _______________________________      Name:  _______________________________
               (Please Print)                             (Please Print)
Address:______________________________
                                            Address:______________________________
______________________________________
            (Zip Code)                      ______________________________________
______________________________________                     (Zip Code)
(Tax Identification or Social Security Number)

                                   SIGN HERE

__________________________________________________________________________________

__________________________________________________________________________________
                         Signature(s) of Shareholder(s)

(Must be signed by registered  holder(s)  exactly as name(s)  appear(s) on Share certificate(s)  or by person(s) to which the ITIS Shares have been  assigned and transferred as evidenced by  endorsements or stock powers  transmitted  herewith with signatures  guaranteed if required (See Instruction  VII). If signing is by attorney,  administrator,  executor, guardian, trustee, officer of a corporation or other person  acting in a fiduciary or  representative  capacity,  please set forth the full title in such  capacity  below and  enclose  proper  evidence  of authority so to act. (See Instruction III.)

Dated:____________________________________________________________________________

Name(s):__________________________________________________________________________

__________________________________________________________________________________
                                 (Please Print)
Capacity:_________________________________________________________________________

Address:__________________________________________________________________________
                                   (Zip Code)
__________________________________________________________________________________

Area Code and Telephone No.:______________________________________________________

Tax Identification or Social Security No.:________________________________________

Signatures Guaranteed by:
__________________________________________________________________________________
                   (if required -- See Instruction VII)

IMPORTANT
SHAREHOLDER MUST COMPLETE SUBSTITUTE W-9 BELOW
(See Instruction X and “Important Tax Information”)

PAYER’S NAME: COMPUTERSHARE TRUST COMPANY, INC.

____________________________   _____________________________________  ____________________________________
                                Part 1 - PLEASE PROVIDE YOUR TIN IN
SUBSTITUTE                      THE BOX AT THE RIGHT AND CERTIFY        _________________________________
                                BY SIGNING AND DATING BELOW                 Social Security No.
Form W-9                        ____________________________________
                                Part 2 -                                OR ______________________________
                                TIN applied for (or I intend to apply      Employer Identification Number
                                for in the near future) CHECK IF
                                APPLICABLE
                               ___________________________________________________________________________
Department of the Treasury      CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) the
Internal Revenue Service        information provided on this form is true, correct and complete and (2)
Payer's Request for taxpayer    I am not subject to backup withholdings  either because I have not been
Identification Number (TIN)     notified by the Internal Revenue Service (IRS) that I am subject to backup withholdings as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholdings.
                                You must cross out Item (2) above if the IRS has notified you that you are subject to backup withholding because of underreporting of interest or dividends on your tax return.

                                Signature: ________________________________________________________________

                                Name: _____________________________________________________________________

                                Address: __________________________________________________________________

                                Date: _____________________________________________________________________

____________________________   _____________________________________  ____________________________________

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDINGS OF 31% OF THE PAYMENT TO YOU WITH RESPECT TO SHARES OF ITIS SERVICES, INC. SERIES A PREFERRED STOCK SURRENDERED IN CONNECTION WITH THE MERGER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

(Please complete above Substitute Form W-9 and return it with the Letter of Transmittal)

Exhibit B-2 to Agreement and Plan of Merger
Dated December 10, 2001

ITIS SERVICES, INC.

        Instructions for Surrendering Certificates Formerly Representing Shares of Series A Preferred Stock of ITIS Services, Inc. (“ITIS”) for Certificates Representing Common Shares of SAN Holdings, Inc. (“SAN Holdings”).

I. General

        In accordance with the terms of the Agreement, each former shareholder of ITIS is entitled, upon surrender of certificate(s) formerly representing shares of ITIS Series A Preferred Stock (“ITIS Preferred Shares”), to receive in exchange therefor a certificate representing whole SAN Holdings Shares. Shares of ITIS Common Stock are no longer transferable.

II. Execution and Delivery

        The Letter of Transmittal or a facsimile thereof must be properly filled in, dated and signed, and must be delivered together with your certificate(s) formerly representing ITIS Shares to the Exchange Agent, Computershare Trust Company, Inc., at the address set forth in the Letter of Transmittal. The method of delivery to the Exchange Agent is at your option and risk, but, if sent by mail, registered and insured mail is suggested. If any shares are registered in different forms of your name (e.g., “John Doe” and “J. Doe”), you should complete as many separate Letters of Transmittal as there are different registrations.

III. Signatures

        The signature (or signatures, in the case of certificate(s) owned by two or more joint holders) on the Letter of Transmittal should correspond exactly with the name as written on the face of the share certificate(s) transmitted unless the ITIS Shares described in the Letter of Transmittal have been assigned by the registered holder or holders, in which event the Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificate(s).

        If the Letter of Transmittal is signed by an attorney, administrator, executor, guardian, trustee, officer of a corporation or other person acting in a fiduciary or representative capacity, and the surrendered stock certificate(s) is not registered in such name, the person signing must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Letter of Transmittal. If the Exchange Agent requires additional documents, you will be so advised.

IV. Lost or Destroyed Common Stock Certificates

        If any ITIS stock certificates have been lost, stolen or destroyed, please contact Computershare Trust Company, Inc. You will be instructed as to the steps you must take in order to receive your new certificate.

V. New Certificate Issued in Same Name

        If the new stock certificate(s) is to be issued in exactly the same name that appears on the face of the surrendered certificate(s) representing ITIS Shares Common Stock being submitted herewith, you will not be required to endorse the surrendered certificates or to submit separate stock powers.

VI. New Certificate Issued in Different Name

        If the new stock certificate(s) is to be issued other than in exactly the name that appears on the face of the surrendered certificate(s) submitted herewith, the “Special Transfer Instructions” box must be completed.

VII. Guarantee of Signatures

        Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank, trust company or other financial institution which is a participant in an approved Signature Guarantee Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if this Letter of Transmittal is signed by the registered holder(s) of the certificate(s) tendered herewith and such holder(s) have not completed the box entitled “Special Transfer Instructions” or “Special Delivery Instructions” on this Letter of Transmittal, or if such ITIS Shares are tendered for the account of an Eligible Institution.

VIII. Inquiries

        All inquiries with regard to the surrender of certificates formerly representing ITIS Shares in exchange for certificates for shares of SAN Holdings Common Stock should be made directly to Computershare Trust Company, Inc., 12039-Z2 West Alameda Parkway, Lakewood, Colorado 80228, or by telephone at (303) 986-5400.

IX. Additional Copies

        Additional copies of the Letter of Transmittal may be obtained from the Exchange Agent at its address set forth on the face of the Letter of Transmittal.

X. Substitute Form W-9

        You are required to provide the Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 included herein. Failure to provide the information on the form may subject you to a 31% federal income tax withholding on the payment of any amounts due for the certificate(s). The box in Part 2 of the form may be checked if you have not been issued a TIN and have applied for a number or intend to apply for a number in the near future. If the box in Part 2 is checked and the Exchange Agent is not provided a TIN within sixty (60) days, the Exchange Agent will withhold 31% on payment of any amount due for the certificate(s) until a TIN is provided to the Exchange Agent.

IMPORTANT TAX INFORMATION

        Under federal income tax law, a shareholder is required to provide the Exchange Agent (as payer) with such shareholder’s correct Taxpayer Identification Number (TIN) on the Substitute Form W-9 included herein. If such shareholder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to surrendered certificates may be subject to backup withholdings.

        Exempt shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholdings and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to the individual’s exempt status. Such statements can be obtained from the Exchange Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

        If backup withholding applies, the Exchange Agent is required to withhold 31% of any amount otherwise payable to the shareholder. Backup withholdings is not an additional tax. Rather, the tax liability of persons subject to backup withholdings will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

        To prevent backup withholdings on payments that are made to a shareholder pursuant to the merger, the shareholder is required to notify the Exchange Agent of his or her correct TIN by completing the form certifying that the TIN provided in Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and (1) the shareholder has not been notified by the internal Revenue Service that he or she is subject to backup withholdings as a result of a failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he or she is no longer subject to backup withholdings. If a TIN is not provided to the Exchange Agent within sixty (60) days, the Exchange Agent is required to withhold 31% of all reportable payments thereafter made to the shareholder until a TIN is provided.

What Number to Give the Exchange Agent

        The shareholder is required to give the Exchange Agent the social security number or employer identification number of the record owner of the certificates. If the certificates are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report.

Exhibit D to Agreement and Plan of Merger
Dated December 10, 2001

EXHIBIT D

ITIS Significant Individuals

Fred T. Busk, III
Hugh A. O'Reilly
Brendan T. Reilly
F.William Tilt

D-1

Exhibit E to Agreement and Plan of Merger
Dated December 10, 2001

Exhibit E
to Agreement and Plan of Merger dated December 10, 2001

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of the 10th day of December, 2001, among SAN Holdings, Inc., a Colorado corporation (the “Company”) and ITIS Services, Inc., Delaware corporation, on behalf of the persons identified on Exhibit A hereto under the heading “STOCKHOLDERS” (each a “Stockholder” and collectively, the “Stockholders”). The Stockholders and the Company are referred to collectively herein as the “Parties” and each as a “Party.” Capitalized terms used but not defined herein are used as defined in the Merger Agreement.

        WHEREAS, the Stockholders are stockholders of ITIS Services, Inc. (“ITIS”) that, pursuant to that certain Agreement and Plan of Merger dated December 10, 2001, will receive in exchange for their respective shares of ITIS, shares of common stock, no par value, of the Company;

        WHEREAS, as a condition to the closing of the merger that is subject to the Merger Agreement, ITIS has requested certain rights to require the Company to register, for public distribution, the Registrable Shares (as defined herein) as hereafter described;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

        1. Certain Definitions. As used in this Agreement, in addition to the terms defined in the preamble, the following terms shall have the following respective meanings:

“Closing Date” means the date of the closing of the merger of ITIS and a wholly owned subsidiary of the Company, as further defined in the Merger Agreement.

“Common Stock” means the Common Stock of the Company, no par value.

“Commission” means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any similar Federal statute successor thereto, and the rules and regulations of the Commission issued under such Act, as they each may be in effect from time to time.

“Holders” means the Stockholders and any subsequent permitted transferee of the Registrable Shares pursuant to Section 8 hereof effected on the books of the Company.

“Merger Agreement” means the Agreement and Plan of Merger dated December 10, 2001 by and among the Company, ITIS and ITIS Acquisition Corp.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company.

“Registrable Shares” means (i) any shares of Common Stock issued or issuable to a Holder pursuant to the Merger Agreement, (ii) any shares of Common Stock issued to the Holder upon exercise of options granted in replacement of options to purchase common stock of ITIS Options that are not subject to an effective Registration Statement on Form S-8, (iii) any shares of Common Stock issued or issuable to a Holder upon exercise of the Penalty Warrants issued to a Holder by the Company, and (iv) any shares of Common Stock issued pursuant to any stock dividend or stock split with respect to the Registrable Shares; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144 or Rule 145(d). Registrable Shares shall not include shares of Common Stock which may be sold by a Holder to the public immediately without registration, unless at the time of the proposed sale such Holder, after the use of reasonable efforts, is unable to arrange for an unregistered managed block distribution of such shares by a recognized investment banking firm which specializes in such block distributions at a reasonable discount to the then-current market price thereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145(d)” means Rule 145(d) as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any similar Federal statute successor thereto, and the rules and regulations of the Commission issued under such Act, as they from time to time, may be in effect.

        2. Registration.

                 (a) Within 30 days following the filing with the Commission of its Annual Report on Form 10-KSB, and in any event no later than April 30, 2002, the Company shall file with the Commission a Registration Statement on Form S-1, Form S-2, Form S-3 or other applicable form, with respect to the resale of all Registrable Shares owned by the Holders, and following such filing, shall use its reasonable best efforts to effect the registration of all Registrable Shares as promptly as practicable.

                 (b) The Company shall give at least 30 days’ prior written notice to the Holders of the Company’s intention to file a Registration Statement, which notice shall constitute an offer to the Holder to have the Holder listed as a “Selling Securityholder” in such Registration Statement. This offer shall be contingent upon the Holder’s completion of a “Selling Stockholder Questionnaire” providing information concerning the Holder's beneficial ownership of Company securities, the Holder's intended plan of distribution, and such other matters required by rules of the Commission to be included in the Registration Statement. The Holder may accept the offer to be listed as a “Selling Securityholder” in the Registration Statement, and thereby becoming a “Selling Holder,” by completing such Questionnaire and returning it to the Company no later than ten business days following the Holder’s receipt of the notice.

                 (c) In connection with the registration pursuant to Section 2, the Company shall keep such registration effective until at least the first anniversary of the Closing Date (the “Effective Period”) or, if sooner, until such time as there are no Registrable Shares; provided, however, that (i) the Effective Period shall be extended for a period of time equal to the period the Selling Holders refrain from selling any securities included in such registration at the request of the Company or of an underwriter of common stock (or other securities) of the Company, and (ii) if registration has been effected on Form S-3 (or any other applicable form that permits incorporation by reference of the Company’s periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement), the Effective Period shall be extended, if necessary, to keep the Registration Statement effective until all Registrable Shares included in the Registration Statement are sold.

                 (d) If, after a Registration Statement becomes effective pursuant to this Section 2, the Company advises the Selling Holders that the Company, on the basis of a written opinion of counsel, considers it appropriate for the Registration Statement to be amended, the Selling Holders shall suspend any further sales of their registered shares until the Company advises them that the applicable amendment to the Registration Statement has been filed and is then effective; provided that the Company shall use its best efforts to promptly file any such amendment. The Effective Period shall be extended for an additional number of business days equal to the number of business days during which the rights to sell shares under the Registration Statement was suspended pursuant to the preceding sentence.

        3. Company’s Obligations in Registration. In connection with the Company’s registration obligations pursuant to Section 2 of this Agreement, the Company shall:

                 (a) use its reasonable best efforts to cause the Registration Statement promptly to become, and thereafter to remain current and effective, (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to any counsel engaged by the Holders of a majority of the Registrable Shares covered by such Registration Statement (the expenses of whom shall be borne by such Holders) copies of all such documents proposed to be filed, which documents shall be subject to the reasonable review and comment of such counsel in accordance with Section 6 of this Agreement) and, in connection therewith, use its best efforts to comply with all applicable rules and regulations of the Commission;

                  (b) furnish to each selling Holder such reasonable number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus (including a preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder;

                  (c) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Holders; provided, however, that the Company shall not be required in connection with this paragraph (c) to qualify as a foreign corporation, execute a general consent to service of process or subject itself to taxation in any jurisdiction;

                 (d) notify each Selling Holder of the effectiveness of each Registration Statement filed hereunder;

                  (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and to make available to the holders of Common Stock and any of its other security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (f) permit any Holder which might be deemed to be an underwriter or a controlling person of the Company a reasonable opportunity to review the Registration Statement prior to its filing with the Commission, and to require the insertion therein of material or changes to the Registration Statement, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included and as to which the Company has no reasonable objection; provided, however, that in the event such Holder (and its counsel) and the Company (and its counsel)do not reach agreement as to the information reasonably required to be included for the benefit of the Holder, the Company shall remove the Holder’s name from the list of “Selling Holders” identified in the Registration Statement, and proceed with the filing in order to avoid detriment to other Holders. Thereafter, the Company and the Holder will work in good faith resolve such disagreement, and include any agreed upon additional information in a prospectus supplement or, if appropriate, an amendment to the Registration Statement which includes the name of the Selling Holder in the list of “Selling Securityholders”;

                  (g) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

                  (h) with respect to any underwritten sale of Registrable Shares, or any sale of Registrable Shares as to which the Holder reasonably determines, after consultation with its counsel, that such Holder may have liability under Section 11 of the Securities Act as an underwriter or a control person, at the request of such underwriter or Holder (or the Holders of the majority of the Registrable Shares covered by such Registration Statement), the Company shall use all reasonable efforts to obtain, a so-called cold comfort letter from the Company’s independent public accountants to such underwriter or Holder in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Shares being sold reasonably request.

                  (i) at any time when a prospectus relating to any of the Registrable Shares is required to be delivered under the Act, promptly notify the Selling Holders of the occurrence of any event as a result of which the prospectus included in such Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The selling Holders shall immediately cease making offers of Registrable Shares and the Company shall file with the SEC a prospectus supplement under Rule 424 or a post-effective amendment, as required. The Company shall immediately notify the Selling Holders of the filing of such supplemented prospectus or the effectiveness of such amended Registration Statement, and furnish to the Selling Holders a sufficient number of copies of any such supplement or amended prospectus as may be necessary so that, as thereafter delivered to purchasers of the Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Following receipt of the revised prospectuses, the selling Holders shall be free to resume making offers of the Registrable Shares. The Effective Period shall be extended to account for any period of time during which the Holders are notified to cease making offers of Registrable Shares and the time the Holders receive the revised prospectuses.

        4. Allocation of Expenses. The Company will pay all Registration Expenses under this Agreement whether or not any registration has become effective. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in fulfilling its obligations under this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, accounting fees, fees and expenses for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then-listed or on the NASD automated quotation system, and fees and disbursements of counsel for the Company. The Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of any annual audit or quarterly review of financial statements required to be included in the Registration Statement. All underwriting discounts and selling commissions (including the pro rata portion of any “non-accountable expense allowance” attributable to the Registrable Shares), brokerage fees or commissions, finder’s fees and similar applicable to the Selling Shareholder’s sale of Registrable Shares incident to any such registration are herein called “Selling Expenses.” “Selling Expenses” shall also include the costs of any independent counsel which the Selling Holder(s) may choose to represent the Selling Holder(s) in connection with the review of the registration. The first $15,000 of the cost of obtaining any “cold comfort letter” from the Company’s auditors which is requested by the Selling Holder(s) pursuant to Section 3(h) shall constitute a Registration Expense, and any excess over such amount shall constitute a Selling Expense. Unless the Selling Holders shall agree to a different allocation, all Selling Expenses in connection with registration pursuant to this Agreement shall be borne proportionately by the Company and by the Selling Holders in proportion to the number of shares included in the Registration Statement for their respective accounts.

        5 Indemnification.

                  (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Selling Holder and each other person, if any, who controls such Selling Holder within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Holder or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such Selling Holder and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Holder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, made in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Holder or controlling person specifically for use in the preparation thereof.

                  (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Selling Holder, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Selling Holder and the obligations of such Selling Holders hereunder shall be limited to an amount equal to the proceeds to each Selling Holder of the Registrable Shares of such Selling Holder sold as contemplated herein.

                  (c) Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, however, that under no circumstances will the Indemnifying Party be required under this Section 5 to pay the expenses of more than one counsel for the Indemnified Parties unless counsel has advised that there exists an actual or potential conflict of interest among two or more Indemnified Parties with respect to the matter as to which indemnification is sought, and then only the minimum number of counsel as are necessary to avoid such conflict. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an Indemnified Party under this Section 5 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in the same proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, less the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of its indemnification obligations under this Section 5. The relative fault of the Company on the one hand and the Selling Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Selling Holders on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11 of the Securities Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution obligations of each Indemnifying Party under this Section 5 are several and not joint. Any liability hereunder for amounts payable by the Selling Holders as a group shall be borne among the several Selling Holders in the same proportion that the net proceeds from the offering (before deducting expenses) received by such Selling Shareholder bear to the total net proceeds from the offering (before deducting expenses) received by all Selling Shareholders.

                  (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

        6. Holders’ Obligations in Registration. Each Holder of Registrable Shares who desires to have its Registrable Shares included in the Registration statement shall fully complete, and return to the Company no later than ten business days following receipt thereof, the Selling Shareholder Questionnaire included with the Company’s notice of registration. The Holder of Registrable Shares to be included in any Registration Statement shall furnish to the Company such additional information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing. The Company’s obligation to include the Registrable Shares on behalf of any Holder in a Registration Statement shall be subject to the reasonable cooperation of the Holder and the Holder’s Counsel with the Company and the Company’s counsel. The Holder may be excluded from a Registration Statement at the election of the Company in the event all information reasonably necessary for the Company and its counsel to prepare the Registration Statement is not furnished by the Holder, after the Holder, upon written request of the Company or its counsel, has been given a reasonable amount of time (not to exceed ten days from the date such request has been sent to the Holder) to transmit the requested information to the Company and/or its counsel.

        7. Rule 144 Requirements. If any of the Registrable Shares are held by the Holders at a time when, under Rule 144 under the Securities Act, the holding period necessary to make public sales of the Registrable Shares has been fulfilled, but the some or all Holders may not sell under subsection (k) of Rule 144, the Company shall:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                  (c) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the information requirements of Rule 144, and of the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

        8. Transfers of Rights. The rights granted to the Holders hereunder may be transferred by such Holder to any transferee who acquires all or any portion of the Holder’s Registrable Shares, provided that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

        9. Failure to Effect Registration. In the event there occurs a Registration Failure Event (as defined below), within 10 days of the occurrence of such Registration Failure Event the Company will issue to each person who is then a Holder (as reflected on the stock ledger of the Company on the date such Registration Failure Event occurs) a warrant in the form attached as Exhibit B to purchase additional shares of Common Stock (each, a “Penalty Warrant”). As further set forth in Exhibit B, each Penalty Warrant shall entitle the Holder to purchase a number of shares equal to ten percent of the number of Registrable Shares owned by such Holder on the date such Registration Failure Event occurred. If a Registration Failure Event continues uncured for more than 30 days, then within ten days thereafter, and within ten days following the end of each subsequent 30 day period that the Registration Failure Event continues uncured, the Company shall issue an additional Penalty Warrant to each Holder with respect to an additional ten percent of the number of Registrable Shares owned by such Holder on such 30th day; provided, however, that the aggregate number of Penalty Warrants issuable by the Company shall in no event exceed 50% of the aggregate number of Merger Consideration Shares. As used herein, a “Registration Failure Event” means (i) a failure by the Company to file a Registration Statement with respect to the Registrable Shares on or before April 30, 2002, which Registration Statement the Company reasonably believes will meet the requirements of the Commission, or (ii) a failure by the Company to exercise good faith in seeking to cause the Registration Statement to become effective expeditiously following the filing thereof; provided, however, (I) neither such event shall constitute a Registration Failure Event if the Company’s Board of Directors determines in good faith that causing the Registration Statement to become effective at such time would contravene the best interests of the Company and its subsidiaries taken as a whole (determined without regard to any benefit that might be obtained by the Company by preventing the Registrable Shares from becoming publicly tradable), and (II) neither such event shall constitute a Registration Failure Event unless notice of a Registration Failure is given to the Company by Holders of not less than thirty percent (30%) of the total number of Registrable Shares following the onset of such Registration Failure Event and prior to the effectiveness of the Registration Statement.

        10. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, by nationally recognized overnight courier, or mailed by first class certified or registered mail, return receipt requested, postage prepaid, to the Company at its executive offices, to the attention of the Chief Executive Officer, and to each Holder at its address shown in the Company’s stock register. Notices shall be deemed effective on the date of delivery if given in hand, on the next business day following dispatch if sent by overnight courier, and on the fourth business day following dispatch if sent by certified or registered mail.

        11. Construction of Agreement. This Agreement embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed a part of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which to ether shall constitute the same instrument.

        12. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of two-thirds of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any Registrable Shares, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be seemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

        14. Miscellaneous.

        (a) Non-Contravention. The Company shall not hereafter enter into any agreement with respect to its securities, which contravenes the rights granted to the Holders of Registrable Shares in this Agreement.

        (b) Remedies. Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

        (c) Third Party Beneficiaries. This Agreement is expressly intended to confer upon each Stockholder set forth on Exhibit A hereto, and upon each direct or indirect transferee of a Stockholder who has complied with Section 8 hereof, the rights and remedies afforded to a Holder pursuant to the terms of this Agreement. Upon the written request of the Company, each Holder shall deliver to the Company a written acknowledgement that such Holder is a party to and shall be bound by the terms of this Agreement, including, without limitation, such Holder’s indemnification obligations under Section 5(b) of this Agreement.

        (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. The delivery of a signature page of this Agreement by one party to the other via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting party.

        (e) Effectiveness. This Agreement shall be null and void in the event the Merger Agreement is not consummated on or before the Closing Date set forth therein.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                                                                                                       SAN HOLDINGS, INC.

                                                                                                                       By:  /s/ John Jenkins
                                                                                                                               Name: John Jenkins
                                                                                                                               Title: President & CEO

                                                                                                                       ITIS SERVICES, INC.

                                                                                                                       By:  /s/ Fred T. Busk, III
                                                                                                                               Name: Fred T. Busk, III
                                                                                                                               Title: President & CEO

Exhibit F-1 to Agreement and Plan of Merger
Dated December 10, 2001

SHARE TRANSFER RESTRICTION AGREEMENT

December 19, 2001

SAN Holdings, Inc.
900 West Castleton Road
Castle Rock, CO 80104

Ladies and Gentlemen:

        I am acquiring from SAN Holdings, Inc. (“SANZ”) an aggregate of 4,796,509 shares of SANZ common stock (the “Shares”) pursuant to the merger agreement among SANZ, ITIS Services, Inc. and ITIS Acquisition Corp., dated as of December 10, 2001 (the “Merger Agreement”).

        As an inducement to SANZ to enter into the Merger Agreement and thereby to issue the Shares to me, I hereby covenant to SANZ as follows:

1.	Except as provided elsewhere in this letter,

a.	With respect to 3,597,382 of the Shares, I will not sell or otherwise transfer or dispose of any of such Shares during the period from the date of this letter to and including September 30, 2002; and

b.	With respect to 3,197,673 of the Shares, I will not sell or otherwise transfer or dispose of any of such Shares during the period from October 1, 2002 to and including the first anniversary of the date hereof.

2.	Notwithstanding the foregoing (but subject in all events to any restrictions imposed by applicable federal and state securities laws), I may transfer any and all Shares held by me to any member of my family who resides in my household or to any trust, family limited partnership, family limited liability company or similar vehicle for the benefit solely of myself and/or members of my family, in each case provided that such transferee (or the trustee, general partner or comparable controlling person of such entity, as applicable) agrees in writing to be bound by the provisions of this letter.

3.	I agree that the certificates representing the Shares may bear a legend referencing the restrictions imposed by this letter.

4.	The restrictions contained in this letter shall terminate (a) upon the closing of any transaction in which the SANZ common stock is exchanged for securities of another issuer pursuant to a registration statement on Form S-4 if, immediately following such transaction, the holders of the SANZ common stock do not hold a majority of the common stock of the surviving issuer, or (b) in the event that my employment with SANZ is terminated by SANZ without Cause, or by me with Good Reason, as each of those terms is defined in that certain Employment Agreement between me and SANZ of even date herewith.

5.	As used in this letter, the “Shares” also include any additional securities issued to me (whether through stock split, stock dividend, conversion into securities of another issuer, or otherwise) on account of the Shares, and in the event of any such split (including any reverse split), stock dividend, conversion, or other similar event the numbers of Shares set forth in paragraph 1 of this letter will be adjusted ratably so as to restrict the same percentage of the resulting securities during each applicable period as the percentage restricted in paragraph 1 above.

                                                                                                                       Very truly yours,

                                                                                                                       /s/ Brendan T. Reilly
                                                                                                                       Brendan T. Reilly

Exhibit F-2 to Agreement and Plan of Merger
Dated December 10, 2001

SHARE TRANSFER RESTRICTION AGREEMENT

December 19, 2001

SAN Holdings, Inc.
900 West Castleton Road
Castle Rock, CO 80104

Ladies and Gentlemen:

        I am acquiring from SAN Holdings, Inc. (“SANZ”) an aggregate of 513,121 shares of SANZ common stock (the “Shares”) and options to acquire an additional 387,154 shares of SANZ common stock (the “Options”) pursuant to the merger agreement among SANZ, ITIS Services, Inc. and ITIS Acquisition Corp., dated as of December 10, 2001 (the “Merger Agreement”).

        As an inducement to SANZ to enter into the Merger Agreement and thereby to issue the Shares and the Options to me, I hereby covenant to SANZ as follows:

1.	Except as provided elsewhere in this letter,

a.	With respect to 213,030 of the Shares and any and all shares issued to me upon any exercise of the Options (“Option Shares”), I will not sell or otherwise transfer or dispose of any of such Shares or Option Shares during the period from the date of this letter to and including September 30, 2002; and

b.	With respect to 153,011 of the Shares and any and all Option Shares, I will not sell or otherwise transfer or dispose of any of such Shares or Option Shares during the period from October 1, 2002 to and including the first anniversary of the date hereof.

2.	Notwithstanding the foregoing (but subject in all events to any restrictions imposed by applicable federal and state securities laws), I may transfer any and all Shares or Option Shares held by me to any member of my family who resides in my household or to any trust, family limited partnership, family limited liability company or similar vehicle for the benefit solely of myself and/or members of my family, in each case provided that such transferee (or the trustee, general partner or comparable controlling person of such entity, as applicable) agrees in writing to be bound by the provisions of this letter.

3.	I agree that the certificates representing the Shares or any Option Shares may bear a legend referencing the restrictions imposed by this letter.

4.	SANZ and I acknowledge that the term of the Options will expire three months following any termination of my employment with SANZ. My covenants contained herein regarding the Options Shares are conditioned on SANZ’s agreement, in the event of any such termination of my employment occurring prior to the first anniversary of this letter, to extend the expiration date of the Options to the date fifteen months following the date of this letter. I acknowledge that SANZ may, at its election, notify me within fifteen days of any such termination of my employment that the term of the Options will not be so extended, but in the event of any such notice from SANZ the covenants contained herein with respect to the Option Shares shall immediately terminate. The foregoing will apply solely to the term of the Options, and will not affect in any way the vesting provisions of the Options.

5.	The restrictions contained in this letter shall terminate (a) upon the closing of any transaction in which the SANZ common stock is exchanged for securities of another issuer pursuant to a registration statement on Form S-4 if, immediately following such transaction, the holders of the SANZ common stock do not hold a majority of the common stock of the surviving issuer, or (b) in the event that my employment with SANZ is terminated by SANZ without Cause, or by me with Good Reason, as each of those terms is defined in that certain Employment Agreement between me and SANZ of even date herewith.

6.	As used in this letter, the “Shares” and “Option Shares” also include any additional securities issued to me (whether through stock split, stock dividend, conversion into securities of another issuer, or otherwise) on account of the Shares or the Option Shares, or issued to me upon any exercise of a replacement options issued to me in conversion of the Options, and in the event of any such split (including any reverse split), stock dividend, conversion, or other similar event the numbers of Shares and Option Shares set forth in paragraph 1 of this letter will be adjusted ratably so as to restrict the same percentage of the resulting securities during each applicable period as the percentage restricted in paragraph 1 above.

                                                                                                                       Very truly yours,

                                                                                                                       /s/ F. William Tilt
                                                                                                                       F. William Tilt

Exhibit F-3 to Agreement and Plan of Merger
Dated December 10, 2001

SHARE TRANSFER RESTRICTION AGREEMENT

December 19, 2001

SAN Holdings, Inc.
900 West Castleton Road
Castle Rock, CO 80104

Ladies and Gentlemen:

        I am acquiring from SAN Holdings, Inc. (“SANZ”) an aggregate of 1,074,664 shares of SANZ common stock (the “Shares”) and options to acquire an additional 792,193 shares of SANZ common stock (the “Options”) pursuant to the merger agreement among SANZ, ITIS Services, Inc. and ITIS Acquisition Corp., dated as of December 10, 2001 (the “Merger Agreement”).

        As an inducement to SANZ to enter into the Merger Agreement and thereby to issue the Shares and the Options to me, I hereby covenant to SANZ as follows:

1.	Except as provided elsewhere in this letter,

a.	With respect to 452,378 of the Shares and any and all shares issued to me upon any exercise of the Options (“Option Shares”), I will not sell or otherwise transfer or dispose of any of such Shares or Option Shares during the period from the date of this letter to and including September 30, 2002; and

b.	With respect to 327,921 of the Shares and any and all Option Shares, I will not sell or otherwise transfer or dispose of any of such Shares or Option Shares during the period from October 1, 2002 to and including the first anniversary of the date hereof.

2.	Notwithstanding the foregoing (but subject in all events to any restrictions imposed by applicable federal and state securities laws), I may transfer any and all Shares or Option Shares held by me to any member of my family who resides in my household or to any trust, family limited partnership, family limited liability company or similar vehicle for the benefit solely of myself and/or members of my family, in each case provided that such transferee (or the trustee, general partner or comparable controlling person of such entity, as applicable) agrees in writing to be bound by the provisions of this letter.

3.	I agree that the certificates representing the Shares or any Option Shares may bear a legend referencing the restrictions imposed by this letter.

4.	SANZ and I acknowledge that the term of the Options will expire three months following any termination of my employment with SANZ. My covenants contained herein regarding the Options Shares are conditioned on SANZ’s agreement, in the event of any such termination of my employment occurring prior to the first anniversary of this letter, to extend the expiration date of the Options to the date fifteen months following the date of this letter. I acknowledge that SANZ may, at its election, notify me within fifteen days of any such termination of my employment that the term of the Options will not be so extended, but in the event of any such notice from SANZ the covenants contained herein with respect to the Option Shares shall immediately terminate. The foregoing will apply solely to the term of the Options, and will not affect in any way the vesting provisions of the Options.

5.	The restrictions contained in this letter shall terminate (a) upon the closing of any transaction in which the SANZ common stock is exchanged for securities of another issuer pursuant to a registration statement on Form S-4 if, immediately following such transaction, the holders of the SANZ common stock do not hold a majority of the common stock of the surviving issuer, or (b) in the event that my employment with SANZ is terminated by SANZ without Cause, or by me with Good Reason, as each of those terms is defined in that certain Employment Agreement between me and SANZ of even date herewith.

6.	As used in this letter, the “Shares” and “Option Shares” also include any additional securities issued to me (whether through stock split, stock dividend, conversion into securities of another issuer, or otherwise) on account of the Shares or the Option Shares, or issued to me upon any exercise of a replacement options issued to me in conversion of the Options, and in the event of any such split (including any reverse split), stock dividend, conversion, or other similar event the numbers of Shares and Option Shares set forth in paragraph 1 of this letter will be adjusted ratably so as to restrict the same percentage of the resulting securities during each applicable period as the percentage restricted in paragraph 1 above.

                                                                                                                       Very truly yours,

                                                                                                                       /s/ Fred T. Busk
                                                                                                                       Fred T. Busk

Exhibit F-4 to Agreement and Plan of Merger
Dated December 10, 2001

SHARE TRANSFER RESTRICTION AGREEMENT

December 19, 2001

SAN Holdings, Inc.
900 West Castleton Road
Castle Rock, CO 80104

Ladies and Gentlemen:

        I am acquiring from SAN Holdings, Inc. (“SANZ”) an aggregate of 55,121 shares of SANZ common stock (the “Shares”) and options to acquire an additional 758,687 shares of SANZ common stock (the “Options”) pursuant to the merger agreement among SANZ, ITIS Services, Inc. and ITIS Acquisition Corp., dated as of December 10, 2001 (the “Merger Agreement”).

        As an inducement to SANZ to enter into the Merger Agreement and thereby to issue the Shares and the Options to me, I hereby covenant to SANZ as follows:

1.	Except as provided elsewhere in this letter,

a.	With respect to any and all shares issued to me upon any exercise of the Options (“Option Shares”), I will not sell or otherwise transfer or dispose of any of such Option Shares during the period from the date of this letter to and including the date that a registration statement with respect to the Shares is declared effective by the Securities and Exchange Commission (the “Registration Date”);

b.	With respect to 542,538 of the Option Shares, I will not sell or otherwise transfer or dispose of any of such Option Shares during the period from the Registration Date to and including September 30, 2002; and

c.	With respect to 488,284 of the Option Shares, I will not sell or otherwise transfer or dispose of any of such Option Shares during the period from October 1, 2002 to and including the first anniversary of the date hereof.

2.	Notwithstanding the foregoing (but subject in all events to any restrictions imposed by applicable federal and state securities laws), I may transfer any and all Shares or Option Shares held by me to any member of my family who resides in my household or to any trust, family limited partnership, family limited liability company or similar vehicle for the benefit solely of myself and/or members of my family, in each case provided that such transferee (or the trustee, general partner or comparable controlling person of such entity, as applicable) agrees in writing to be bound by the provisions of this letter.

3.	I agree that the certificates representing the Shares or any Option Shares may bear a legend referencing the restrictions imposed by this letter.

4.	SANZ and I acknowledge that the term of the Options will expire three months following any termination of my employment with SANZ. My covenants contained herein regarding the Options Shares are conditioned on SANZ’s agreement, in the event of any such termination of my employment occurring prior to the first anniversary of this letter, to extend the expiration date of the Options to the date fifteen months following the date of this letter. I acknowledge that SANZ may, at its election, notify me within fifteen days of any such termination of my employment that the term of the Options will not be so extended, but in the event of any such notice from SANZ the covenants contained herein with respect to the Option Shares shall immediately terminate. The foregoing will apply solely to the term of the Options, and will not affect in any way the vesting provisions of the Options.

5.	The restrictions contained in this letter shall terminate (a) upon the closing of any transaction in which the SANZ common stock is exchanged for securities of another issuer pursuant to a registration statement on Form S-4 if, immediately following such transaction, the holders of the SANZ common stock do not hold a majority of the common stock of the surviving issuer, or (b) in the event that my employment with SANZ is terminated by SANZ without Cause, or by me with Good Reason, as each of those terms is defined in that certain Employment Agreement between me and SANZ of even date herewith.

6.	As used in this letter, the “Shares” and “Option Shares” also include any additional securities issued to me (whether through stock split, stock dividend, conversion into securities of another issuer, or otherwise) on account of the Shares or the Option Shares, or issued to me upon any exercise of a replacement options issued to me in conversion of the Options, and in the event of any such split (including any reverse split), stock dividend, conversion, or other similar event the numbers of Shares and Option Shares set forth in paragraph 1 of this letter will be adjusted ratably so as to restrict the same percentage of the resulting securities during each applicable period as the percentage restricted in paragraph 1 above.

                                                                                                                       Very truly yours,

                                                                                                                       /s/ Hugh A. O’Reilly
                                                                                                                       Hugh A. O’Reilly

8